As filed with the Securities and Exchange Commission on August 19, 2004

Registration No. 333-107608

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROTECH HEALTHCARE INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	030408870
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2600 Technology Drive, Suite 300
Orlando, Florida 32804
(Address of Principal Executive Offices ) (Zip Code)

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

(Full Title of the Plan)

Philip L. Carter

President and Chief Executive Officer

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Name and Address of Agent For Service)

(407) 822-4600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stuart Bressman, Esq.

Brown Raysman Millstein Felder & Steiner LLP

900 Third Avenue

New York, New York 10022

DEREGISTRATION OF SECURITIES

Rotech Healthcare Inc. (the “Company”) previously filed a registration statement on Form S-8 (file no. 333-107608) for the purpose of registering 4,025,000 shares of its Common Stock par value $0.0001 per share (the “Common Stock”) for issuance pursuant to options granted under the Rotech Healthcare Inc. Common Stock Option Plan (the “Plan”). The Company is filing this post-effective amendment to that registration statement to deregister any and all remaining unsold shares of Common Stock covered by such registration statement. The shares of Common Stock are being deregistered because the Company is no longer technically “subject to” the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore is not currently eligible to use Form S-8. The Company, however, intends to file a registration statement on Form 8-A in order to register its Common Stock pursuant to Section 12(g) of the Exchange Act and upon the effectiveness of such registration statement will be deemed “subject to” the reporting requirements of the Exchange Act. Thereafter, the Company intends to file a new registration statement on Form S-8 for the purpose of registering the shares of its Common Stock underlying options granted under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-107608) and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on the 19th day of August, 2004.

ROTECH HEALTHCARE INC.

BY:	/S/ PHILIP L. CARTER

Name:	Philip L. Carter
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-107608) has been signed by the following persons and in the capacities and on the dates indicated.

/S/ PHILIP L. CARTER Philip L. Carter	President, Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2004

/S/ BARRY E. STEWART Barry E. Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2004

* Arthur J. Reimers	Chairman of the Board	August 19, 2004

* Edward L. Kuntz	Director	August 19, 2004

* William J. Mercer	Director	August 19, 2004

* William Wallace Abbott	Director	August 19, 2004

* Guy P. Sansone	Director	August 19, 2004

* Arthur Siegel	Director	August 19, 2004

* BY:	/S/ REBECCA L. MYERS

Rebecca L. Myers
(Attorney-in-fact)

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

* 24	Power of Attorney.

*  Previously filed as Exhibit 24 to the Registrant’s Form S-8 (No. 333-107608) filed with the Securities and Exchange Commission on August 1, 2003.